UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 27, 2001

DEL WEBB CORPORATION

(Exact name of registrant as specified in its Chapter)

DELAWARE	1–4785	86-0077724

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 North 24th Street, Phoenix, Arizona 85016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(602) 808-8000

Not Applicable

(Former name or former address, if changed since last report)

SIGNATURES
INDEX TO EXHIBITS
Press Release

Item 5.   Other Events

      On July 27, 2001, the stockholders of Del Webb Corporation, a Delaware Corporation (“Del Webb”), voted on and approved (the “Stockholders’ Approval”) the Plan and Agreement of Merger dated as of April 30, 2001 among Pulte Homes, Inc. (“Pulte”), Del Webb and Pulte Acquisition Corporation a Delaware corporation, and wholly owned subsidiary of Pulte (“Acquisition”), pursuant to which Acquisition will merge with and into Del Webb. Del Webb will survive the merger and become a wholly owned subsidiary of Pulte.

      On July 27, 2001, Pulte and Del Webb issued the joint press release attached hereto as Exhibit 99.1 announcing the Stockholders’ Approval. The information contained in the press release is incorporated herein by reference.

Item 7.   Exhibits

      Exhibit 99.1 Joint Press Release dated July 27, 2001.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL WEBB CORPORATION

Date July 27, 2001	By: /s/ Robertson C. Jones

Name: Robertson C. Jones

Title: Senior Vice President,

General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press Release dated July 27, 2001